Exhibit 3.1

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
AURION BIOTECH, INC.

(Pursuant to Sections 242 and 245 of the
General Corporation Law of the State of Delaware)

Aurion Biotech, Inc, a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),

DOES HEREBY CERTIFY:

1.
That the name of this corporation is Aurion Biotech, Inc., and that this corporation was originally incorporated pursuant to the General Corporation Law on October 8, 2021 under the name “CorneaX Inc.”
2.
That the Board of Directors duly adopted resolutions proposing to amend and restate the Certificate of Incorporation of this corporation, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:

RESOLVED, that the Amended and Restated Certificate of Incorporation of this corporation be amended and restated in its entirety to read as follows:

First: The name of this corporation (the “Corporation”) is Aurion Biotech, Inc.

Second: The address of the registered office of the Corporation in the State of Delaware is 251 Little Falls Drive, Wilmington, Delaware 19808, in the County of New Castle. The name of its registered agent at such address is Corporation Service Company.

Third: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

Fourth: The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 29,163,079 shares of Common Stock, $0.0001 par value per share (“Common Stock”) and (ii) 23,084,142 shares of Preferred Stock, $0.0001 par value per share (“Preferred Stock”). Upon the filing and effectiveness (the “Effective Time”) of this Amended and Restated Certificate of Incorporation with the Delaware Secretary of State, every 1,000 issued and outstanding shares of Common Stock shall without further action by this Corporation or the holder thereof be combined into and automatically become one share of Common Stock, and every 1,000 issued and outstanding shares of Preferred Stock shall without further action by this Corporation or the holder thereof be combined into and automatically become one share of the applicable series of Preferred Stock. The number of authorized shares of Common Stock and Preferred Stock of the Corporation and the par value of the Common Stock and Preferred Stock shall remain as set forth in this Certificate of Incorporation, as amended. No fractional share shall be issued in connection with the foregoing combinations. All fractional shares shall be paid in cash at a price per share as determined by the Board of Directors of the Corporation. Each certificate that immediately prior to the Effective Time represented shares of Common Stock or Preferred Stock (an “Old Certificate”) shall thereafter represent that number of shares of Common Stock or Preferred into which the shares of Common Stock or Preferred Stock, as applicable represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above. The capital of the Corporation will not be reduced under or by reason of any such combinations.

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A.
COMMON STOCK
1.
General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Stock set forth herein.
2.
Voting. The holders of the Common Stock are entitled to one vote for each share of Common Stock held at all meetings of stockholders (and written actions in lieu of meetings); provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Amended and Restated Certificate of Incorporation that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Amended and Restated Certificate of Incorporation or pursuant to the General Corporation Law. There shall be no cumulative voting. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one or more series of Preferred Stock that may be required by the terms of this Amended and Restated Certificate of Incorporation) the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.
B.
PREFERRED STOCK

1,031,316 shares of the authorized and unissued Preferred Stock are hereby designated “Series A Preferred Stock”, 2,942,333 shares are hereby designated “Series B Preferred Stock”, 2,771,874 shares are hereby designated “Series B-1 Preferred Stock”, 14,627,657 shares are hereby designated “Series C Preferred Stock” and 1,710,962 shares are hereby designated “Series C-1 Preferred Stock”, each with the respective following rights, preferences, powers, privileges and restrictions, qualifications and limitations. Unless otherwise indicated, references to “sections” or “subsections” in this Part B of this Article Fourth refer to sections and subsections of Part B of this Article Fourth.

1.
Dividends.
1.1.
The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock (other than dividends on shares of Common Stock payable in shares of Common Stock) unless (in addition to the obtaining of any consents required elsewhere in this Amended and Restated Certificate of Incorporation) the holders of the Series C Preferred Stock and Series C-1 Preferred Stock then outstanding shall first receive, or simultaneously receive a dividend on each outstanding share of Series C Preferred Stock at the rate of 8% of the Series C Original Issue Price (as defined below) per annum on each outstanding share of Series C Preferred Stock and a dividend on each outstanding share of Series C-1 Preferred Stock at the rate of 8% of the Series C-1 Original Issue Price per annum on each outstanding share of Series C-1 Preferred Stock. Such dividends shall not be cumulative and shall be payable when, as and if declared by the Board of Directors of the Corporation, prior and in preference to the Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock and Common Stock. The “Series C Original Issue Price” shall mean $7.5200 per share and the “Series C-1 Original Issue Price” shall mean $6.0160 per share, in each case subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series C Preferred Stock and Series C-1 Preferred Stock.
1.2.
Subject to Subsection 1.1, the Corporation shall not declare, pay or set aside any dividends on share of Series A Preferred Stock or Common Stock (other than dividends on shares of Common Stock payable in shares of Common Stock) unless (in addition to the obtaining of any consents required elsewhere in this Amended and Restated Certificate of Incorporation) the holders of the Series B-1 Preferred Stock and the holders of the Series B Preferred Stock then outstanding shall first receive, or simultaneously receive a dividend on each outstanding share of Series B-1 Preferred Stock and on each outstanding share of Series B Preferred Stock at the rate of 8% of the Series B Original Issue Price (as defined below) per annum on each outstanding share of Series B Preferred Stock and 8% of the Series B-1 Original Issue Price (as defined below) per annum each outstanding share of Series B-1 Preferred Stock. The “Series B Original Issue Price” shall mean $15.8000 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B Preferred Stock. The “Series B-1 Original Issue Price” shall mean $9.4000 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B Preferred Stock.
1.3.
Subject to Subsections 1.1 and 1.2 Corporation shall not declare, pay or set aside any dividends on shares of Common Stock (other than dividends on shares of Common Stock payable in shares of Common Stock) unless (in addition to the obtaining of any consents required elsewhere in this Amended and Restated Certificate of Incorporation) the holders of the Series A Preferred Stock then outstanding shall first receive, or simultaneously receive a dividend on each outstanding share of Series A Preferred Stock at the rate of 8% of the Series A Original Issue Price (as defined below) per annum on each outstanding share of Series A Preferred Stock. Such dividends shall not be cumulative and shall be payable when, as and if declared by the Board of Directors of the Corporation. The “Series A Original Issue Price” shall mean $12.3000 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock. The term “Original Issue Price” shall refer to the Series A Original Issue Price when referencing the Series A Preferred Stock, the Series B Original Issue Price when referencing the Series B Preferred Stock, the Series B-1 Original Issue Price when referencing the Series B-1 Preferred Stock, the Series C Original Issue Price when referencing the Series C Preferred Stock and the Series C-1 Original Issue Price when referencing the Series C-1 Preferred Stock.
1.4.
After the payment or setting aside for payment of the preferential dividends described in Subsections 1.1, 1.2 and 1.3, any additional dividends on shares of any other class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable in shares of Common Stock) declared or paid in any calendar year shall be declared or paid among the holders of the Preferred Stock and Common Stock then outstanding, on a pari passu basis, based on the number of shares of Common Stock held by each such holder (assuming full conversion of the Preferred Stock).
1.5.
In the event that the Corporation determines to distribute the proceeds (cash or otherwise) resulting from any sale or other transfer of its securities or sale, license and/or other transfer of its assets (which would not be deemed to be a Deemed Liquidation Event (as defined below)), the proceeds resulting therefrom (including in respect of any ongoing payments, such as a royalty or milestone payment) will be distributed in accordance with Section 2 (and not pursuant to Section 1).
2.
Liquidation, Dissolution or Winding Up: Certain Mergers, Consolidations and Asset Sales.
2.1.
Preferential Payments to Holders of Series C Preferred Stock and Series C-1 Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series C Preferred Stock then outstanding and Series C-1 Preferred Stock then outstanding shall be entitled, on a pari passu basis, to be paid out of the assets of the Corporation available for distribution to its stockholders, and in the event of a Deemed Liquidation Event, the holders of shares of Series C Preferred Stock and Series C-1 Preferred Stock then outstanding, on a pari passu basis, shall be entitled to be paid out of the consideration payable to stockholders in such Deemed Liquidation Event or out of the Available Proceeds (as defined below), as applicable, before any payment shall be made to the holders of the Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock or Common Stock by reason of their ownership thereof, an amount per share of Series C Preferred Stock held equal to the greater of (i) the Series C Original Issue Price, plus any dividends declared but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of Series C Preferred Stock been converted into Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event (together with any other series of Preferred Stock that would be deemed to have converted to Common Stock pursuant to this Section 2) (the amount payable to the holders of shares of Series C Preferred Stock pursuant to this sentence is hereinafter referred to as the “Series C Liquidation Amount”) and an amount per share of Series C-1 Preferred Stock held equal to the greater of (i) the Series C-1 Original Issue Price, plus any dividends declared but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of Series C-1 Preferred Stock been converted into Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event (together with any other series of Preferred Stock that would be deemed to have converted to Common Stock pursuant to this Section 2) (the amount payable to the holders of shares of Series C-1 Preferred Stock pursuant to this sentence is hereinafter referred to as the “Series C-1 Liquidation Amount”). If upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series C Preferred Stock and Series C-1 Preferred Stock the foil amount to which they shall be entitled under this Subsection 2.1, the holders of shares of Series C Preferred Stock and Series C-1 Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in foil.
2.2.
Preferential Payments to Holders of Series B Preferred Stock. After payment in foil of the Series C Liquidation Amount and Series C-1 Liquidation Amount, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series B Preferred Stock then outstanding and shares of Series B-1 Preferred Stock then outstanding, shall be entitled, on a pari passu basis, to be paid out of the assets of the Corporation available for distribution to its stockholders, and in the event of a Deemed Liquidation Event (as defined below), the holders of shares of Series B Preferred Stock and shares of Series B-1 Preferred Stock then outstanding shall be entitled, on a pari passu basis, to be paid out of the consideration payable to stockholders in such Deemed Liquidation Event or out of the Available Proceeds (as defined below), as applicable, before any payment shall be made to the holders of the Series A Preferred Stock or Common Stock by reason of their ownership thereof, an amount per share of Series B Preferred Stock held equal to the greater of (i) the Series B Original Issue Price, plus any dividends declared but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of Series B Preferred Stock been converted into Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event (together with any other series of Preferred Stock that would be deemed to have converted to Common Stock pursuant to this Section 2) (the amount payable to the holders of shares of Series B Preferred Stock pursuant to this sentence is hereinafter referred to as the “Series B Liquidation Amount”) and an amount per share of Series B-1 Preferred Stock held equal to the greater of (i) the Series B-1 Original Issue Price, plus any dividends declared but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of Series B-1 Preferred Stock been converted into Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event (the amount payable to the holders of shares of Series B Preferred Stock pursuant to this sentence is hereinafter referred to as the “Series B-1 Liquidation Amount”). If upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series B Preferred Stock and Series B-1 Preferred Stock the foil amount to which they shall be entitled under this Subsection 2.1, the holders of shares of Series B Preferred Stock and Series B-1 Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

2.3.
Preferential Payments to Holders of Series A Preferred Stock. After payment in full of the Series C Liquidation Amount, the Series C-1 Liquidation Amount, the Series B Liquidation Amount and Series B-1 Liquidation Amount, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, and in the event of a Deemed Liquidation Event, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the consideration payable to stockholders in such Deemed Liquidation Event or out of the Available Proceeds, as applicable, in each case before any payment shall be made to the holders of the Common Stock by reason of their ownership thereof, an amount per share equal to the greater of (i) the Series A Original Issue Price, plus any dividends declared but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of Series A Preferred Stock been converted into Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event (together with any other series of Preferred Stock that would be deemed to have converted to Common Stock pursuant to this Section 2) (the amount payable to the holders of shares of Series A Preferred Stock pursuant to this sentence is hereinafter referred to as the “Series A Liquidation Amount”). If upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A Preferred Stock the full amount to which they shall be entitled under this Subsection 2.2, the holders of shares of Series A Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.
2.4.
Payments to Holders of Common Stock. After the payment in full of the Series C Liquidation Amount, the Series C-1 Liquidation Amount, the Series B Liquidation Amount, the Series B-1 Liquidation Amount and the Series A Liquidation Amount, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the remaining assets of the Corporation available for distribution to its stockholders or, in the case of a Deemed Liquidation Event, the consideration not payable to the holders of shares of Preferred Stock pursuant to Subsections 2.1, 2.2, and 2.3 or the remaining Available Proceeds, as the case may be, shall be distributed among the holders of shares of Common Stock, pro rata based on the number of shares held by each such holder.

2.5.
Deemed Liquidation Events.
2.5.1.
Definition. Each of the following events shall be considered a “Deemed Liquidation Event” unless the holders of at least 66.7% of the then outstanding shares of Series C Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) together as a separate class (the “Requisite Series C Holders”) elect otherwise by written notice sent to the Corporation at least ten (10) days prior to the effective date of any such event:
(a)
a merger or consolidation in which
(i)
the Corporation is a constituent party or
(ii)
a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation,

except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation; or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; or

(b)
(1) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, or (2) the sale or disposition (whether by merger, consolidation or otherwise, and whether in a single transaction or a series of related transactions) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation.
2.5.2.
Effecting a Deemed Liquidation Event.
(a)
The Corporation shall not have the power to effect a Deemed Liquidation Event referred to in Subsection 2.5.1(a)(i) unless the agreement or plan of merger or consolidation for such transaction (the “Merger Agreement”) provides that the consideration payable to the stockholders of the Corporation in such Deemed Liquidation Event shall be paid to the holders of capital stock of the Corporation in accordance with Subsections 2.1, 2.2, 2.3 and 2.4.
(b)
In the event of a Deemed Liquidation Event referred to Subsections 2.5.1(a)(ii) or 2.5.1(b), if the Corporation does not effect a dissolution of the Corporation under the General Corporation Law within ninety (90) days after such Deemed

Liquidation Event, then (i) the Corporation shall send a written notice to each holder of Preferred Stock no later than the ninetieth (90th) day after the Deemed Liquidation Event advising such holders of their right (and the requirements to be met to secure such right) pursuant to the terms of the following clause; (ii) to require the redemption of such shares of Preferred Stock; and (iii) if the holders of at least a majority of the then outstanding shares of Preferred Stock, acting together as a single class on an as-converted to Common Stock basis, including the Requisite Series C Holders, so request in a written instrument (the “Redemption Request”) delivered to the Corporation not later than one hundred twenty (120) days after such Deemed Liquidation Event, the Corporation shall use the consideration received by the Corporation for such Deemed Liquidation Event (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board of Directors of the Corporation), together with any other assets of the Corporation available for distribution to its stockholders, all to the extent permitted by Delaware law governing distributions to stockholders (the “Available Proceeds”), on the one hundred fiftieth (150th) day after such Deemed Liquidation Event (such date being the “Redemption Date”), (A) to redeem all outstanding shares of Series C Preferred Stock at a price per share equal to the Series C Liquidation Amount (the “Series C Redemption”) and all outstanding shares of Series C-1 Preferred Stock at a price per share equal to the Series C-1 Liquidation Amount (the “Series C-1 Redemption”) on a pari passu basis before any payment shall be made to the holders of the Series B Preferred Stock, Series B-1 Preferred Stock, Series A Preferred Stock or Common Stock by reason of their ownership thereof (B) after the Series C Redemption and Series C-1 Redemption to redeem all outstanding shares of Series B Preferred Stock at a price per share equal to the Series B Liquidation Amount (the “Series B Redemption”) and all outstanding shares of Series B-1 Preferred Stock at a price per share equal to the Series B- 1 Liquidation Amount (the “Series B-1 Redemption”) on a pari passu basis before any payment shall be made to the holders of the Series A Preferred Stock or Common Stock by reason of their ownership thereof and, (C) after the Series B Redemption and Series B-1 Redemption, to redeem all outstanding shares of Series A Preferred Stock at a price per share equal to the Series A Liquidation Amount (the “Series A Redemption”) before any payment shall be made to the holders of the Common Stock. Notwithstanding the foregoing, in the event of a redemption pursuant to the preceding sentence, (1) if the Available Proceeds are not sufficient for the Series C Redemption and Series C-1 Redemption, the Corporation shall redeem a pro rata portion of each holder’s shares of Series C Preferred Stock and Series C-1 Preferred Stock, to the fullest extent of such Available Proceeds, based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the Available Proceeds were sufficient to redeem all such shares, (2) if following the Series C Redemption and Series C-1 Redemption, the Available Proceeds are not sufficient for the Series B Redemption and Series B-1 Redemption, the Corporation shall redeem a pro rata portion of each holder’s shares of Series B Preferred Stock and Series B-1 Preferred Stock, to the fullest extent of such Available Proceeds, based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the Available Proceeds were sufficient to redeem all such shares, (C) if following the Series B Redemption and Series B-1 Redemption, the Available Proceeds are not sufficient for the Series A Redemption, the Corporation shall redeem a pro rata portion of each holder’s shares of Series A Preferred Stock to the fullest extent of such Available Proceeds, based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the Available Proceeds were sufficient to redeem all such shares, and (3) shall redeem the remaining shares to have been redeemed as soon as it may lawfully do so under Delaware law governing distributions to stockholders.
(c)
Redemption Notice. In the event of a redemption pursuant to Subsection 2.4.2(b) above, the Corporation shall send written notice of such redemption (the “Redemption Notice”) to each holder of record of Preferred Stock not more than 25 days following the Corporation’s receipt of the Redemption Request. Each Redemption Notice shall state:
(i)
the number of shares and series of Preferred Stock held by the holder that the Corporation shall redeem on the Redemption Date specified in the Redemption Notice;
(ii)
the amount payable in respect of the shares to be redeemed (the “Redemption Price”);
(iii)
the Redemption Date; and
(iv)
that the holder is to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares of Preferred Stock to be redeemed.
(d)
Surrender of Certificates; Payment. On or before the applicable Redemption Date, each holder of shares of Preferred Stock to be redeemed on such Redemption Date, unless such holder has exercised his, her or its right to convert such shares as provided in Section 4, shall surrender the certificate or certificates representing such shares (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof. In the event less than all of the shares of Preferred Stock represented by a certificate are redeemed, a new certificate representing the unredeemed shares of Preferred Stock shall promptly be issued to such holder.
(e)
Rights Subsequent to Redemption. If the Redemption Notice shall have been duly given, and if on the applicable Redemption Date the Redemption Price payable upon redemption of the shares of Preferred Stock to be redeemed on such Redemption Date is paid or tendered for payment or deposited with an independent payment agent so as to be available therefor in a timely manner, then notwithstanding that the certificates evidencing any of the shares of Preferred Stock so called for redemption shall not have been surrendered, dividends with respect to such shares of Preferred Stock shall cease to accrue after the Redemption Date and all rights with respect to such shares shall forthwith after such

Redemption Date terminate, except only the right of the holders to receive the Redemption Price without interest upon surrender of their certificate or certificates therefor.
(f)
Prior to the distribution or redemption provided for in this Subsection 2.5.2, the Corporation shall not expend or dissipate the consideration received for such Deemed Liquidation Event, except to discharge expenses incurred in connection with such Deemed Liquidation Event.
2.5.3.
Amount Deemed Paid or Distributed. The amount deemed paid or distributed to the holders of capital stock of the Corporation upon any such merger, consolidation, sale, transfer, exclusive license, other disposition or redemption shall be the cash or the value of the property, rights or securities to be paid or distributed to such holders pursuant to such Deemed Liquidation Event. The value of such property, rights or securities shall be determined in good faith by the Board of Directors of the Corporation.
2.5.4.
Allocation of Escrow and Contingent Consideration. In the event of a Deemed Liquidation Event pursuant to Subsection 2.5.1(a)(i), if any portion of the consideration payable to the stockholders of the Corporation is payable only upon satisfaction of contingencies (the “Additional Consideration”), the Merger Agreement shall provide that (a) the portion of such consideration that is not Additional Consideration (such portion, the “Initial Consideration”) shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1, 2.2, 2.3 and 2.4 as if the Initial Consideration were the only consideration payable in connection with such Deemed Liquidation Event; and (b) any Additional Consideration which becomes payable to the stockholders of the Corporation upon satisfaction of such contingencies shall be allocated among the holders of capital stock of the Corporation in accordance with Subsections 2.1, 2.2, 2.3 and 2.4 after taking into account the previous payment of the Initial Consideration as part of the same transaction. For the purposes of this Subsection 2.5.4, consideration placed into escrow or retained as a holdback to be available for satisfaction of indemnification or similar obligations in connection with such Deemed Liquidation Event shall be deemed to be Additional Consideration.
3.
Voting.
3.1.
General. On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law or by the other provisions of this Amended and Restated Certificate of Incorporation, holders of Preferred Stock shall vote on an as-converted basis together with the holders of Common Stock as a single class.
3.2.
Election of Directors. The holders of record of the shares of Series C Preferred Stock shall be entitled to elect two (2) directors of the Corporation (the “Series C Directors”), the holders of record of the shares of Series B Preferred Stock and Series B-1, together and as a separate class, shall be entitled to elect one (1) director of the Corporation (the “Series B

Director”), and the holders of record of the shares of Series A Preferred Stock, exclusively and as a separate class, shall be entitled to elect one (1) director of the Corporation (the “Series A Director,” and together with the Series B Director and Series C Directors, the “Preferred Directors”), and the holders of the Preferred Stock and the holders of Common Stock, voting together as a single class on an as-converted basis, are entitled to elect the remaining directors to serve on the Board; provided, however, for administrative convenience, the initial Preferred Directors may also be appointed by the Board of Directors in connection with the approval of the initial issuance of Preferred Stock without a separate action by the holders of Preferred Stock. Any director elected as provided in the preceding sentence may be removed without cause by, and only by, the affirmative vote of the holders of the shares of the class or series of capital stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders. If the holders of shares of Series C Preferred Stock, voting as a single class, Series B Preferred Stock and Series B-1 Preferred Stock, voting together as a single class, or Series A Preferred Stock, as the case may be, fail to elect a sufficient number of directors to fill all directorships for which they are entitled to elect directors, voting exclusively and as a separate class, pursuant to the first sentence of this Subsection 3.2, then any directorship not so filled shall remain vacant until such time as the holders of the Series C Preferred Stock, Series B Preferred Stock and Series B-1 Preferred Stock, or Series A Preferred Stock, as the case may be, elect a person to fill such directorship by vote or written consent in lieu of a meeting; and no such directorship may be filled by stockholders of the Corporation other than by the stockholders of the Corporation that are entitled to elect a person to fill such directorship, voting exclusively and as a separate class. Each of the directors of the Corporation shall be entitled to cast one (1) vote on all matters submitted to a vote of the Board of Directors of the Corporation or any committee thereof. At any meeting held for the purpose of electing a director, the presence in person or by proxy of the holders of a majority of the outstanding shares of the class or series entitled to elect such director shall constitute a quorum for the purpose of electing such director. Except as otherwise provided in this Subsection 3.2, a vacancy in any directorship filled by the holders of any class or series shall be filled only by vote or written consent in lieu of a meeting of the holders of such class or series or by any remaining director or directors elected by the holders of such class or series pursuant to this Subsection 3.2. The rights of the holders of the Series A Preferred Stock under the first sentence of this Subsection 3.2 shall terminate on the first date following the Filing Date (as defined below) on which there are issued and outstanding less than 500,000 shares of Series A Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination, or other similar recapitalization with respect to the Series A Preferred Stock), The rights of the holders of the Series B Preferred Stock and Series B-1 Preferred Stock under the first sentence of this Subsection 3.2 shall terminate on the first date following the Filing Date (as defined below) on which there are issued and outstanding less than an aggregate of 500,000 shares of Series B Preferred Stock and Series B-1 Preferred Stock (in each case subject to appropriate adjustment in the event of any stock dividend, stock split, combination, or other similar recapitalization with respect to the Series B Preferred Stock and Series B-1 Preferred Stock). The rights of the holders of the Series C Preferred Stock and Series C-1 Preferred Stock under the first sentence of this Subsection 3.2 shall terminate on the first date following the Filing Date (as defined below) on which there are issued and outstanding less than an aggregate of 500,000 shares of Series C Preferred Stock (in each case subject to appropriate adjustment in the event of any stock dividend, stock split, combination, or other similar recapitalization with respect to the Series C Preferred Stock).

3.3.
Junior Preferred Stock Protective Provisions. At any time when at least an aggregate of 1,500,000 shares of Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock (in each case subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, as applicable) (together, the “Junior Preferred Stock”) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, amend, alter or repeal any provision of this Amended and Restated Certificate of Incorporation or Bylaws of the Corporation in a manner that materially and adversely affects the powers, preferences or rights of the Junior Preferred Stock without (in addition to any other vote required by law or this Amended and Restated Certificate of Incorporation) the written consent or affirmative vote of the holders of at least a majority of the then outstanding shares of Junior Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) together as a single class on an as-converted to Common Stock basis, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect, provided that the creation of any additional class or series of share capital of this Corporation (including any share capital that is either senior to, pari passu with or junior with respect to voting, distribution or liquidation preference to the Junior Preferred Stock) shall be deemed to not adversely affect the powers, preferences or rights of the Junior Preferred Stock.
3.4.
Series C Preferred Stock Protective Provisions. At any time when at least an aggregate of 500,000 shares of Series C Preferred Stock (in each case subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series C Preferred Stock and) are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or this Amended and Restated Certificate of Incorporation) the written consent or affirmative vote of the Requisite Series C Holders, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:
3.4.1.
amend, alter or repeal any provision of this Amended and Restated Certificate of Incorporation or Bylaws of the Corporation in a manner that adversely affects the powers, preferences or rights of the Series C Preferred Stock;
3.4.2.
create, or authorize the creation of, or issue or obligate itself to issue shares of, or instruments or agreements convertible or exchangeable into, any additional class or series of share capital of this Corporation or reclassify any capital stock with voting, distribution or liquidation preferences that are pari passu with or senior to the Series C Preferred Stock, or increase or decrease the number of authorized shares of Common Stock or Preferred Stock or enter into any financing when the Second Closing (as defined in the Aurion Biotech Preferred Stock Purchase Agreement dated as of April 5, 2022 (the “Purchase Agreement”)) and/or Third Closing (as defined in the Purchase Agreement) may still occur;
3.4.3.
enter into an agreement for the merger, consolidation or other combination of the Corporation with or into another entity or enter into any joint venture or partnership, enter into a sale of all or substantially all of the assets of the Corporation or effect any liquidation, dissolution or winding-up the business and affairs of the Corporation, effect any Deemed Liquidation Event, or consent to any of the foregoing;
3.4.4.
declare or pay any dividend or other distribution of cash, securities, or other assets on the Junior Preferred Stock or the Common Stock;
3.4.5.
purchase or redeem (or permit any subsidiary to purchase or redeem) or acquire any shares of share capital of this Corporation, other than (i) repurchases of shares from former or existing employees, officers, directors, consultants or other persons who performed services for the Corporation or any subsidiary in connection with the cessation of such employment or service at a purchase price approved by the Board of Directors of the Corporation, including the approval of at least one Series C Preferred Director (including the director designated by Deerfield Private Design Fund V, L.P. and Deerfield Healthcare Innovations Fund II, L.P. (“Deerfield”) if then serving on the Board of Directors of the Corporation) or the exercise by the Corporation of contractual rights of first refusal approved by the Board of Directors of the Corporation, including the approval of at least one Series C Preferred Director (including the director designated by Deerfield if then serving on the Board of Directors of the Corporation), or (ii) redemptions of or dividends or distributions on the Preferred Stock as expressly authorized herein;
3.4.6.
create, or authorize the creation of, or issue, or authorize the issuance of any secured indebtedness or create any lien or security interest (except for purchase money liens or statutory liens of landlords, mechanics, materialmen, workmen, warehousemen and other similar persons arising or incurred in the ordinary course of business) or incur other secured indebtedness for borrowed money, including but not limited to obligations and contingent obligations under guarantees, or permit any subsidiary to take any such action with respect to any debt security lien, security interest or other indebtedness for borrowed money, in each case excess of $5,000,000, other than equipment leases, bank lines of credit or trade payables incurred in the ordinary course, unless such indebtedness has received the prior approval of the Board of Directors, including the approval of at least one Series C Preferred Director.
3.4.7.
increase or decrease the authorized number of directors constituting the Board of Directors, change the number of votes entitled to be cast by any director or directors on any matter, or adopt any provision inconsistent with Article Sixth;
3.4.8.
approve any sale, license or other transfer of any intellectual property, or enter into or grant any royalty streams related thereto, other than transactions entered into in the ordinary course of the Corporation’s business and approved by the Board of Directors, including a majority of the Preferred Directors;
3.4.9.
create, or hold capital stock in, any subsidiary that is not wholly-owned (either directly or through one or more other subsidiaries) by the Corporation, or permit any subsidiary to create, or authorize the creation of, or issue or obligate itself to issue, any shares of any class or series of capital stock, or sell, transfer or otherwise dispose of any capital stock of any direct or indirect subsidiary of the Corporation;

3.4.10.
sell material assets of the Corporation and/or its subsidiaries other than in the ordinary course; or
3.4.11.
enter into any transaction with an Affiliate. An “Affiliate” means, with respect to any specified person, any other person who, directly or indirectly, controls, is controlled by, or is under common control with such person.

The foregoing shall similarly apply to any direct or indirect subsidiary of the Corporation,

4. Optional Conversion.

The holders of the Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

4.1 Right to Convert.

4.1.1 Conversion Ratio. Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time (except shares of Series C Preferred Stock and Series C-1 Preferred Stock, which will not be so convertible until the earliest of: (i) immediately prior to a Deemed Liquidation Event; (ii) immediately prior to the closing of the Corporation’s initial public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended; and (iii) from and after the Second Closing Milestone End Date (as defined in the Purchase Agreement), or if the Second Closing (as defined in the Purchase Agreement) is consummated, from and after the earlier of (x) the Third Closing (as defined in the Purchase Agreement) and (y) the Third Milestone End Date (as defined in the Purchase Agreement), and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the applicable Original Issue Price by the Applicable Conversion Price (as defined below) in effect at the time of conversion. The “Series A Conversion Price” shall initially be equal to $16.20. The “Series B Conversion Price” shall initially be equal to $22.50. Immediately following the Second Closing, the Series A Conversion Price shall be $13.30 and the Series B Conversion Price shall be $17.50. Immediately following the Third Closing, the Series A Conversion Price shall be $12.30 and the Series B Conversion Price shall be $15.80. The “Series B-1 Conversion Price” shall initially be equal to $9.4000. The “Series C Conversion Price” shall initially be equal to $7.5200, provided that if the Purchasers (as defined in the Purchase Agreement) purchase Supplemental Closing Shares (as defined in the Purchase Agreement) at any Supplemental Closing (as defined in the Purchase Agreement), the Series C Conversion Price shall be adjusted immediately after each Supplemental Closing so that the Series C Conversion Price (of all Series C Preferred Stock) shall be $7.5200 multiplied by a fraction, the numerator of which is $75,000,000 minus the aggregate amount of all Supplemental Closing Amounts (as defined in the Purchase Agreement) and the denominator of which is $75,000,000. The “Series C-1 Conversion Price” shall initially be equal to $6.0160, provided that if the Purchasers purchase Supplemental Closing Shares, the Series C-1 Conversion Price shall be $6.0160 multiplied by a fraction, the numerator of which is $75,000,000 minus the Supplemental Closing Amount (as defined in the Purchase Agreement) and the denominator of which is $75,000,000. The “Applicable Conversion Price” shall mean, as applicable, the Series A Conversion Price with respect to the Series A Preferred Stock, and the Series B Conversion Price with respect to the Series B Preferred Stock, the Series B-1 Conversion Price with respect to the Series B-1 Preferred

Stock, and the Series C Conversion Price with respect to the Series C Preferred Stock, and the Series C-1 Conversion Price with respect to the Series C-1 Preferred Stock. The Applicable Conversion Price, an d the rate at which shares of Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

4.1.2 Termination of Conversion Rights. In the event of a liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Preferred Stock; provided; that the foregoing termination of Conversion Rights shall not affect the amount(s) otherwise paid or payable in accordance with Section 2.1, Section 2.2 and Section 2.3 to the holders of Preferred Stock pursuant to such liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event.

4.2 Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Preferred Stock, In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board of Directors of the Corporation. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.

4.3 Mechanics of Conversion.

4.3.1 Notice of Conversion. In order for a holder of Preferred Stock to voluntarily convert shares of Preferred Stock into shares of Common Stock, such holder shall (a) provide written notice to the Corporation’s transfer agent at the office of the transfer agent for the Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent) that such holder elects to convert all or any number of such holder’s shares of Preferred Stock and, if applicable, any event on which such conversion is contingent and (b), if such holder’s shares are certificated, surrender the certificate or certificates for such shares of Preferred Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent). Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the shares of Common Stock to be issued. If required by the Corporation, any certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such notice and, if applicable, certificates (or lost certificate affidavit and agreement) shall be the time of conversion (the “Conversion Time”), and the shares of Common Stock issuable upon conversion of the specified shares shall be deemed to be outstanding of record as of such date. The Corporation shall, as soon as practicable after the Conversion Time (i) issue and deliver to such holder of Preferred Stock, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion of the Preferred Stock in accordance with the provisions hereof and a certificate for the number (if any) of the shares of Preferred Stock represented by the surrendered certificate that were not converted into Common Stock, (ii) pay in cash such amount as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and (iii) pay in cash all declared but unpaid dividends on the shares of Preferred Stock converted.

4.3.2 Reservation of Shares. The Corporation shall at all times when the Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Amended and Restated Certificate of Incorporation. Before taking any action which would cause an adjustment reducing the Applicable Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of a given series of Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Common Stock at such adjusted Applicable Conversion Price.

4.3.3 Effect of Conversion. All shares of Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor, to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion as provided in Subsection 4.2 and to receive payment of any dividends declared but unpaid thereon. Any shares of Preferred Stock so converted shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.

4.3.4 No Further Adjustment. Upon any such conversion, no adjustment to the Applicable Conversion Price shall be made for any declared but unpaid dividends on the Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion,

4.3.5 Taxes. The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Preferred Stock pursuant to this Section 4. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

4.4 Adjustments to Applicable Conversion Price for Diluting Issues.

4.4.1 Special Definitions. For purposes of this Article Fourth, the following definitions shall apply:

(a) “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(b) “Filing Date” shall mean the date this Amended and Restated Certificate of Incorporation was filed with and accepted by the Secretary of State of the State of Delaware.

(c) “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

(d) “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Subsection 4.4.3 below, deemed to be issued) by the Corporation after the Filing Date, other than (1) the following shares of Common Stock and (2) shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities (clauses (1) and (2), collectively, “Exempted Securities”):

(i)
shares of Common Stock, Options or Convertible Securities issued as a dividend or distribution on Preferred Stock;
(ii)
shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Subsection 4.5, 4.6, 4.7 or 4.8;
(iii)
shares of Common Stock or Options issued to employees or directors of, or consultants or advisors to, the Corporation or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors of the Corporation, including a majority of the Preferred Directors;
(iv)
shares of Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of

Convertible Securities that were outstanding on or prior to the Filing Date, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security;
(v)
shares of Common Stock issued upon conversion of the Preferred Stock;
(vi)
shares of Common Stock, Options or Convertible Securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Board of Directors of the Corporation, including a majority of the Preferred Directors;
(vii)
shares of Common Stock, Options or Convertible Securities issued to suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions approved by the Board of Directors of the Corporation, including a majority of the Preferred Directors;
(viii)
shares of Common Stock, Options or Convertible Securities issued in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships approved by the Board of Directors of the Corporation, including a majority of the Preferred Directors; or
(ix)
any securities issued pursuant to the Purchase Agreement (including Supplemental Closing Shares (as defined in the Purchase Agreement)).

4.4.2 No Adjustment of Applicable Conversion Price. No adjustment in the Applicable Conversion Price of a series of Preferred Stock shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of at least a majority of the then outstanding shares of such series of Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.

4.4.3 Deemed Issue of Additional Shares of Common Stock.

(a) If the Corporation at any time or from time to time after the Filing Date shall issue any Options or Convertible Securities (excluding Options or

Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

(b) If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Applicable Conversion Price of a series of Preferred Stock pursuant to the terms of Subsection 4.4.4, are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Applicable Conversion Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Applicable Conversion Price as would have been obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this clause (b) shall have the effect of increasing the Applicable Conversion Price to an amount which exceeds the lower of (i) the Applicable Conversion Price in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (ii) the Applicable Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

(c) If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Applicable Conversion Price of a series of Preferred Stock pursuant to the terms of Subsection 4.4.4 (either because the consideration per share (determined pursuant to Subsection 4.4.5) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Applicable Conversion Price then in effect, or because such Option or Convertible Security was issued before the Filing Date), are revised after the Filing Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common

Stock subject thereto (determined in the manner provided in Subsection 4.4.3(a) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(d) Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Applicable Conversion Price of a series of Preferred Stock pursuant to the terms of Subsection 4.4.4, the Applicable Conversion Price shall be readjusted to such Applicable Conversion Price as would have been obtained had such Option or Convertible Security (or portion thereof) never been issued.

(e) If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Applicable Conversion Price of a series of Preferred Stock provided for in this Subsection 4.4.3 shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (b) and (c) of this Subsection 4.4.3). If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Applicable Conversion Price of a series of Preferred Stock that would result under the terms of this Subsection 4,4,3 at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Applicable Conversion Price that such issuance or amendment took place at the time such calculation can first be made,

4.4.4 Adjustment of Applicable Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall at any time after the Filing Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4.4.3), without consideration or for a consideration per share less than the Series C Conversion Price in effect immediately prior to such issuance or deemed issuance, then such Applicable Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2-CP1* (A + B) ÷ (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

(a) “CP2” shall mean the Applicable Conversion Price in effect immediately after such issuance or deemed issuance of Additional Shares of Common Stock

(b) “CP1” shall mean the Applicable Conversion Price in effect immediately prior to such issuance or deemed issuance of Additional Shares of Common Stock;

(c) “A” shall mean the number of shares of Common Stock outstanding immediately prior to such issuance or deemed issuance of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issuance or deemed issuance or upon conversion or exchange of Convertible Securities (including the Preferred Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issuance or deemed issuance);

(d) “B” shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued or deemed issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CP1); and

(e) “C” shall mean the number of such Additional Shares of Common Stock issued or deemed to be issued in such transaction,

4.4.5 Determination of Consideration. For purposes of this Subsection 4.4, the consideration received by the Corporation for the issuance or deemed issuance of any Additional Shares of Common Stock shall be computed as follows:

(a) Cash and Property: Such consideration shall:

(i)
insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest;
(ii)
insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors of the Corporation; and
(iii)
in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board of Directors of the Corporation.

(b) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock

deemed to have been issued pursuant to Subsection 4.4.3, relating to Options and Convertible Securities, shall be determined by dividing:

(i)
The total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by
(ii)
the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

Notwithstanding the foregoing, in connection with the issuance of any Additional Shares of Common Stock which give rise to any adjustment to the Series A Conversion Price, Series B Conversion Price and/or Series B-1 Conversion Price pursuant to this Subsection 4.4.4, in no event shall the number resulting from (i) Series A Original Issue Price divided by the Series A Conversion Price, (ii) Series B Original Issue Price divided by the Series B Conversion Price, and/or (iii) Series B-1 Original Issue Price divided by the Series B-1 Conversion Price exceed the number resulting from the Series C Original Issue Price divided the Series C Conversion Price. In no event shall the Series A Conversion Price, Series B Conversion Price and Series B-1 Conversion Price be adjusted based on the adjustment to the Series C Conversion Price and Series C-1 Conversion Price in connection with any Supplemental Closing (as defined in the Purchase Agreement).

4.4.6 Multiple Closing Dates. In the event the Corporation shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Applicable Conversion Price of a series of Preferred Stock pursuant to the terms of Subsection 4.4.4, and such issuance dates occur within a period of no more than ninety (90) days from the first such issuance to the final such issuance, then, upon the final such issuance, such Applicable Conversion Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

4.5 Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Filing Date effect a subdivision of the outstanding Common Stock, the Applicable Conversion Price of each series of Preferred Stock in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. If the Corporation shall at any time or from time to time after the Filing Date combine the outstanding shares of Common Stock, the Applicable Conversion Price of each series of Preferred Stock in effect immediately before the combination shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

4.6 Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time or from time to time after the Filing Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the Applicable Conversion Price of each series of Preferred Stock in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Applicable Conversion Price then in effect by a fraction:

(1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

Notwithstanding the foregoing (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Applicable Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Applicable Conversion Price shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions; and (b) that no such adjustment shall be made if the holders of such series of Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of such series of Preferred Stock had been converted into Common Stock on the date of such event.

4.7 Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Filing Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property and the provisions of Section 1 do not apply to such dividend or distribution, then and in each such event the holders of Preferred Stock shall receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Preferred Stock had been converted into Common Stock on the date of such event.

4.8 Adjustment for Merger or Reorganization, etc. Subject to the provisions of Subsection 2.4, if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not the Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Subsections 4,4, 4.6 or 4.7), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Preferred Stock shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of the applicable series of Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Corporation) shall be made in the application of the provisions in this Section 4 with respect to the rights and interests thereafter of the holders of the Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of each Applicable Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Series A Preferred Stock.

4.9 Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of any Applicable Conversion Price pursuant to this Section 4, the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than ten (10) days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of the applicable series of Preferred Stock a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which such series of Preferred Stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of Preferred Stock (but in any event not later than ten (10) days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the Applicable Conversion Price then in effect, and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of Preferred Stock,

4.10 Notice of Record Date. In the event:

(a) the Corporation shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or

(b) of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, or any Deemed Liquidation Event; or

(c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation,

then, and in each such case, the Corporation will send or cause to be sent to the holders of the Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of the Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Preferred Stock and the Common Stock. Such notice shall be sent at least ten (10) days prior to the record date or effective date for the event specified in such notice.

5. Mandatory Conversion.

5.1 Trigger Events. Upon either (a) the closing of the sale of shares of Common Stock to the public of at least $15.0400 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $90,000,000 of gross proceeds, net of the underwriting discount and commissions, to the Corporation, and in connection with such offering the Common Stock is listed for trading on the Nasdaq Stock Market’s National Market, the New York Stock Exchange or another exchange or marketplace approved by the Board of Directors of the Corporation, including a majority of the Preferred Directors (a “Qualified IPO”) or (b) the date and time, or the occurrence of an event, specified by vote or written consent of the holders of the Requisite Series C Approval (the time of such closing or the date and time specified or the time of the event specified in such vote or written consent is referred to herein as the “Mandatory Conversion Time”), then (i) all outstanding shares of Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate as calculated pursuant to Subsection 4.1.1 and (ii) such shares may not be reissued by the Corporation.

5.2 Procedural Requirements. All holders of record of shares of Preferred Stock shall be sent written notice of the Mandatory Conversion Time and the place designated for mandatory conversion of all such shares of Preferred Stock pursuant to this Section

5. Such notice need not be sent in advance of the occurrence of the Mandatory Conversion Time. Upon receipt of such notice, each holder of shares of Preferred Stock in certificated form shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, any certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Preferred Stock converted pursuant to Subsection 5.1, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate at the Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender any certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of any certificate or certificates of such holders (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Subsection 5.2. As soon as practicable after the Mandatory Conversion Time and, if applicable, the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for the Preferred Stock, the Corporation shall (a) issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and (b) pay cash as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and the payment in cash of any declared but unpaid dividends on the shares of such Preferred Stock converted. The value of the Common Stock for the purposes of the subsection (2) of the immediately prior sentence shall be the price per share set forth in the final prospectus (or the weighted average price if there is more than one price per share in the final prospectus) if the payment is in connection with an initial public offering, otherwise it shall be the fair market value at the time of such payment as determined in good faith by the Board of Directors of the Corporation. Such converted Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.

5.3 Mandatory Conversion upon Failure to Fund. Upon the failure of a holder of Series C Preferred Stock to fund its obligations at the Supplemental Closing (as defined in the Purchase Agreement), Second Closing or Third Closing (such holder, a “Defaulting Holder”), all outstanding shares of Series C Preferred Stock held by the Defaulting Holder shall immediately and automatically be converted into shares of Common Stock, at the effective conversion rate of one (1) share of Common Stock for each ten (10) shares of Series C Preferred thus converted (the “Defaulting Holder Conversion Time”). Each Defaulting Holder holding shares of Series C Preferred Stock in certificated form shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, any certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Series C Preferred Stock converted pursuant to Subsection 5.3, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate at the Defaulting Holder Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender any certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of any certificate or certificates of such holders (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Subsection 5.3. As soon as practicable after the Defaulting Holder Conversion Time and, if applicable, the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for the Series C Preferred Stock, the Corporation shall (a) issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and (b) pay cash as provided in Subsection 4.2 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and the payment in cash of any declared but unpaid dividends on the shares of such Series C Preferred Stock converted. The value of the Common Stock for the purposes of the subsection (2) of the immediately prior sentence shall be the fair market value at the time of such payment as determined in good faith by the Board of Directors of the Corporation. Such converted Series C Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series C Preferred Stock accordingly.

6. Redemption. The Preferred Stock is not redeemable, provided, however, that this section shall not be construed to prevent the operation of Subsection 2.4.2(b) hereof.

7. Redeemed or Otherwise Acquired Shares. Any shares of Preferred Stock that are redeemed or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred. Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Preferred Stock following redemption or acquisition.

8. Waiver. Any of the rights, powers, preferences and other terms of the Series C Preferred Stock set forth herein may be waived on behalf of all holders of Series C Preferred Stock by the affirmative written consent or vote of the holders of the Requisite Series C Approval. Any of the rights, powers, preferences and other terms of the Series B Preferred Stock or Series B-1 Preferred Stock set forth herein may be waived on behalf of all holders of Series B Preferred Stock and Series B-1 Preferred Stock by the affirmative written consent or vote of the holders of at least a majority of the shares of Series B Preferred Stock and Series B-1 Preferred Stock then outstanding voting together as a separate class. Any of the rights, powers, preferences and other terms of the Series A Preferred Stock set forth herein may be waived on behalf of all holders of Series A Preferred Stock by the affirmative written consent or vote of the holders of at least a majority of the shares of Series A Preferred Stock then outstanding voting together as a separate class.

9. Notices. Any notice required or permitted by the provisions of this Article Fourth to be given to a holder of shares of Preferred Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the General Corporation Law, and shall be deemed sent upon such mailing or electronic transmission.

Fifth: Subject to any additional vote required by this Amended and Restated Certificate of Incorporation or Bylaws, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.

Sixth: Subject to any additional vote required by this Amended and Restated Certificate of Incorporation, the number of directors of the Corporation shall be determined in the manner set forth in the Bylaws of the Corporation.

Seventh: Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

Eighth: Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors of the Corporation or in the Bylaws of the Corporation.

Ninth: To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the General Corporation Law or any other law of the State of Delaware is amended after approval by the stockholders of this Article Ninth to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended.

Any repeal or modification of the foregoing provisions of this Article Ninth by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

Tenth: To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of the Corporation (and any other persons to which General Corporation Law permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law.

Any amendment, repeal or modification of the foregoing provisions of this Article Tenth shall not (a) adversely affect any right or protection of any director, officer or other agent of the Corporation existing at the time of such amendment, repeal or modification or (b) increase the liability of any director of the Corporation with respect to any acts or omissions of such director, officer or agent occurring prior to, such amendment, repeal or modification.

Eleventh: The Corporation renounces, to the fullest extent permitted by law, any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of (i) any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries, or (ii) any holder of Preferred Stock or any partner, member, director, stockholder, employee, affiliate or agent of any such holder, other than someone who is an employee of the Corporation or any of its subsidiaries (collectively, the persons referred to in clauses (i) and (ii) are “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Corporation while such Covered Person is performing services in such capacity. Any repeal or modification of this Article Eleventh will only be prospective and will not affect the rights under this Article Eleventh in effect at the time of the occurrence of any actions or omissions to act giving rise to liability.

Twelfth: To the extent one or more sections of any other state corporations code setting forth minimum requirements for the corporation’s retained earnings and/or net assets are applicable to the Corporation’s repurchase of shares of Common Stock, such code sections shall not apply, to the greatest extent permitted by applicable law, in whole or in part with respect to repurchases by the Corporation of its Common Stock from employees, officers, directors, advisors, consultants or other persons performing services for the Corporation or any subsidiary pursuant to agreements under which the Corporation has the right to repurchase such shares at cost upon the occurrence of certain events, such as the termination of employment. In the case of any such repurchases, distributions by the corporation may be made without regard to the “preferential dividends arrears amount” or any “preferential rights amount,” as such terms may be defined in such other state’s corporations code.

* * *

3. That the foregoing amendment and restatement was approved by the holders of the requisite number of shares of this corporation in accordance with Section 228 of the General Corporation Law.

4. That this Amended and Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of this Corporation’s Amended and Restated Certificate of Incorporation, has been duly adopted in accordance with Sections 228,242 and 245 of the General Corporation Law.

IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been duly executed by a duly authorized officer of this corporation on this 5th day of April, 2022.

By:	/s/ David Rostov
David Rostov, Chief Financial Officer

CERTIFICATE OF AMENDMENT TO

CERTIFICATE OF INCORPORATION
OF
ADRION BIOTECH, INC.

Aurion Biotech, Inc. a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies that:

1.
That the name of this corporation is Aurion Biotech, Inc., and that this corporation was originally incorporated pursuant to the General Corporation Law on October 8, 2021 under the name “CorneaX Inc.”
2.
That the Board of Directors duly adopted resolutions proposing to amend the Certificate of Incorporation of this corporation, declaring said amendment to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment is as follows:
3.
The first paragraph of Article FOURTH of the Corporation’s Amended and Restated Certificate of Incorporation is hereby amended to read in its entirety as follows:

“FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 31,684,347 shares of Common Stock, $0.0001 par value per share (“Common Stock”) and (ii) 24,679,886 shares of Preferred Stock, $0.0001 par value per share (“Preferred Stock”).”

4.
The first paragraph of Article FOURTH, Section B of the Corporation’s Amended and Restated Certificate of Incorporation is hereby amended to increase the number of Series C Preferred Stock designated from 14,627,657 to 16,223,401.
5.
The foregoing amendments to the Corporation’s Amended and Restated Certificate of Incorporation were duly approved by the written consent of the stockholders of the Corporation in accordance with the applicable provisions of Sections 141, 228, and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Amended and Restated Certificate of Incorporation to be signed by David Rostov, a duly authorized officer of the Corporation, on February 9, 2023.

Aurion Biotech, Inc.,

By:	/s/ David Rostov
David Rostov
Chief Financial Officer

CERTIFICATE OF VALIDATION OF
CERTIFICATE OF AMENDMENT TO
CERTIFICATE OF INCORPORATION
OF
AURION BIOTECH, INC.

Aurion Biotech, Inc., a Delaware corporation (the “Corporation”), does hereby certify that:

First: The Corporation has ratified one or more defective corporate acts (as defined in Section 204(h) of the Delaware General Corporation Law (the “DGCL”)) that would have required the filing of a certificate under Section 103 of the DGCL (the “Corporate Acts”).

Second: Each of the Corporate Acts has been ratified in accordance with Section 204 of the DGCL.

Third: A certificate was not previously filed under Section 103 of the DGCL in respect of the Corporate Acts and the Corporate Acts would have required under Section 242 of the DGCL the filing of a certificate in accordance with Section 103 of the DGCL.

Fourth: A certificate containing all of the information required to be included under Section 242 of the DGCL to give effect to the Corporate Acts is attached hereto as Exhibit A. Such certificate shall be deemed to have become effective as of 12:01 a.m., Eastern Time, on March 9,2023.

[Signature page follows]

In witness whereof, the undersigned has caused this Certificate of Validation to be signed by its duly authorized officer on the date set forth below.

AURION BIOTECH, INC.

By:	/s/ David Rostov
Name:	David Rostov
Title:	Chief Financial Officer

Date:	January 29, 2024

Exhibit A

CERTIFICATE OF AMENDMENT TO

CERTIFICATE OF INCORPORATION
OF
AURION BIOTECH, INC.

Aurion Biotech, Inc. a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies that:

1.
That the name of this corporation is Aurion Biotech, Inc., and that this corporation was originally incorporated pursuant to the General Corporation Law on October 8, 2021 under the name “CorneaX Inc.”
2.
The first paragraph of Article FOURTH of the Corporation’s Amended and Restated Certificate of Incorporation is hereby amended to read in its entirety as follows:

“FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 33,185,455, shares of Common Stock, S0.0001 par value per share (“Common Stock”) and (ii) 24,679,886 shares of Preferred Stock, $0.0001 par value per share (“Preferred Stock”).”